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                                                                   EXHIBIT 1.1



                                  UNIVEC, INC.

                             UNDERWRITING AGREEMENT





                                                           New York, New York

                                             Dated:                    , 1997





MAIDSTONE FINANCIAL, INC.
101 East 52nd Street
New York, New York 10022

Gentlemen:

                  The undersigned, UNIVEC, INC., a Delaware corporation (the "Company"), proposes to issue and sell to the several underwriters (the "Underwriters") named on Schedule A hereto, pursuant to this Underwriting Agreement ("Agreement"), an aggregate of 1,500,000 shares of Common Stock, par value $.001 per share, of the Company (the "Common Stock"), and 2,250,000 Redeemable Common Stock Purchase Warrants (the "Warrants"). Maidstone Financial, Inc. (the "Representative" or "Maidstone") is acting as representative of the Underwriter. The Warrants will each be exercisable to purchase one share of Common Stock, at any time commencing two years from the date on which the Registration Statement (as defined in Section 1(a) hereof), shall have become or been declared effective (the "Effective Date"), and ending on the fifth anniversary of the Effective Date. The Warrant exercise price, subject to adjustment as described in the agreement providing for the Warrants (the "Warrant Agreement"), shall be $4.50 per share, subject to adjustment as described in the Warrant Agreement.

                  Commencing two years after the Effective Date, the Warrants are subject to redemption by the Company at $.05 per Warrant, provided that (a) prior notice of not less than 30 days is given to the holders of the Warrants (the "Warrantholders"), and (b) the closing high bid price per share of Common Stock, if traded on The NASDAQ Stock Market, or the last sale price per share of Common Stock, if traded on a national exchange, for the 20 consecutive trading days ending on the third day prior to the date on which notice of redemption is given, is at least $8.00.

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                  In addition, the Company proposes to grant to the Underwriters the Over-Allotment Option (as defined in Section 2(c) hereof) to purchase all or any part of an aggregate of 225,000 shares of Common Stock and/or 337,500 Warrants, and to issue to you the Underwriters' Warrants (as defined in Section
1 hereof) to purchase certain further additional Shares and/or Warrants.

                  The aggregate of 1,500,000 shares of Common Stock to be sold by the Company, together with the aggregate of 225,000 additional shares of Common Stock that are the subject of the Over-allotment Option, are herein collectively called the "Shares." The Shares and the Warrants (the Warrants, the additional Warrants subject to the Over-Allotment Option and the Warrants issuable upon exercise of the Underwriters' Warrants), the shares of Common Stock issuable upon exercise of the Warrants and the shares of Common Stock issuable upon exercise of the Underwriters' Warrants, are herein collectively called the "Securities. " The term "Underwriters' Counsel" shall mean the firm of Gersten, Savage, Kaplowitz, Fredericks & Curtin, LLP, counsel to the Underwriter, and the term "Company Counsel" shall mean the firm of Snow Becker Krauss P.C., counsel to the Company. Unless the context otherwise requires, all references herein to a "Section" shall mean the appropriate Section of this Agreement.

                  You have advised the Company that you, severally and not jointly, desire to purchase the Shares and Warrants as herein provided. The Company confirms the agreements made by it with respect to the purchase of the Shares and Warrants by you, as follows:

                  1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to, and agrees with, the Underwriter that:

                      (a) Registration Statement; Prospectus. A registration statement (File No. 333-20187) on Form SB-2 relating to the public offering of the Securities (the "Offering"), including a preliminary form of prospectus, copies of which have heretofore been delivered to you, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933 (the "Act"), and the rules and regulations of the Securities and Exchange Commission (the "Commission") promulgated thereunder (the "Rules and Regulations"), and has been filed with the Commission under the Act. As used herein, the term "Preliminary Prospectus" shall mean each prospectus filed pursuant to Rule 430 or Rule 424(a) of the Rules and Regulations. The Preliminary Prospectus bore the legend required by Item 501 of Regulation S-B under the Act and the Rules and Regulations. Such registration statement (including all financial statements, schedules and exhibits) as amended at the time it becomes effective and the final prospectus included therein are herein respectively called the "Registration Statement" and the "Prospectus," except that (i) if the prospectus filed by the Company pursuant to Rule 424(b) or Rule 430A of the Rules and Regulations shall differ from such final prospectus as then amended, then the term "Prospectus" shall instead mean the prospectus first filed pursuant to said Rule 424(b) or Rule 430A, and (ii) if such registration statement is amended or such prospectus is amended or supplemented after the effective date of such registration statement and prior to the Option Closing Date (as defined in Section 2(c) hereof), then (unless the context necessarily requires otherwise) the term "Registration Statement" shall include such registration statement as so amended, and the term "Prospectus" shall include such prospectus as so amended or supplemented, as the case may be.

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                      (b) Contents of Registration Statement. On the Effective
Date, and at all times subsequent thereto for so long as the delivery of a prospectus is required in connection with the offering or sale of any of the Securities, (i) the Registration Statement and the Prospectus shall in all material respects conform to the requirements of the Act and the Rules and Regulations, and (ii) neither the Registration Statement nor the Prospectus shall include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary or make statements therein in light of the circumstances in which they were made, not misleading; provided, however, that the Company makes no representations, warranties or agreements as to information contained in or omitted from the Registration Statement or Prospectus in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Underwriter specifically for use in the preparation thereof. It is understood that the statements set forth in the Prospectus with respect to stabilization, the material set forth under the caption "UNDERWRITING," the information on the cover page of the Prospectus regarding the underwriting arrangements and the identity of the Underwriters' Counsel under the caption "LEGAL MATTERS," which information the Underwriter hereby represents and warrants to the Company is true and correct in all material respects and does not omit to state any material fact required to be stated therein or necessary to make statements therein, in light of the circumstances in which they were made, not misleading, constitute the only information furnished in writing by or on behalf of the Underwriter for inclusion in the Registration Statement and Prospectus, as the case may be.

                      Except for the registration rights granted under the Underwriters' Warrants, to the Selling Security Holders named in the Registration Statement, or as disclosed in the Prospectus, no holders of any securities of the Company or of any options, warrants or convertible or exchangeable securities of the Company exercisable for or convertible or exchangeable for securities of the Company, have the right to include any securities issued by the Company in the Registration Statement or any registration statement to be filed by the Company.

                      (c) Organization, Standing, Etc. The Company is duly incorporated and validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with full power and corporate authority to own its properties and conduct its business as described in the Prospectus, and is duly qualified or licensed to do business as a foreign corporation and is in good standing in each other jurisdiction in which the nature of its business or the character or location of its properties requires such qualification, except where failure so to qualify will not have an adverse effect on the business or financial condition of the Company ("Material Adverse Effect").

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                      (d) Capitalization. The authorized, issued and outstanding capital stock of the Company as of the date of the Prospectus is as set forth in the Prospectus under the caption "CAPITALIZATION". The shares of Common Stock issued and outstanding on the Effective Date have been duly authorized, validly issued and are fully paid and non-assessable. No options, warrants or other rights to purchase, agreements or other obligations to issue, or agreements or other rights to convert any obligation into, any shares of capital stock of the Company have been granted or entered into by the Company, except as expressly described in the Prospectus. The Securities conform to all statements relating thereto contained in the Registration Statement or the Prospectus.

                      (e) Securities. The Securities conform, or will conform when issued, in all material respects to all statements with respect thereto contained in the Registration Statement and the Prospectus. The Securities have been duly authorized and, when issued and delivered against payment therefor pursuant to this Agreement, the Warrant Agreement or the Underwriters' Warrants, as the case may be, will be duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights of any security holder of the Company. Neither the filing of the Registration Statement nor the offering or sale of any of the Securities as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any securities of the Company, except as described in the Registration Statement.

                      (f) Authority, Etc. This Agreement, the Warrant Agreement, the Underwriters' Warrants, and the Financial Consulting Agreement (as hereinafter defined), have been duly and validly authorized, executed and delivered by the Company and, assuming due execution of this Agreement and such other agreements by the other party or parties hereto and thereto, constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforcement is limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors' rights generally, and except insofar as the enforceability of the indemnification and contribution terms may be limited by applicable as or public policy. The Company has full right, power and lawful authority to authorize, issue and sell the Securities and the Underwriters' Warrants on the terms and conditions set forth herein. All consents, approvals, authorizations and orders of any court or governmental authority which are required in connection with the authorization, execution and delivery of such agreements, the authorization, issue and sale of the Securities and the Underwriters' Warrants, and the consummation of the transactions contemplated hereby have been obtained.

                      (g) No Conflict. Except as described in the Prospectus, the Company is not in violation, breach or default of or under, and consummation of the transactions hereby contemplated and fulfillment of the terms of this Agreement will not conflict with or result in a breach of, any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance pursuant to the terms of, any contract, indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the property or assets of the Company is

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subject, except such as would not have a Material Adverse Effect, nor will such action result in any violation of the provisions of the Certificate of Incorporation or the By-laws of the Company, except such as would not have a Material Adverse Effect, or any statute or any order, rule or regulation applicable to the Company, or of any court or of any regulatory authority or other governmental body having jurisdiction over the Company, except such as would not have a Material Adverse Effect.

                      (h) Assets. Subject to the qualifications stated in the
Prospectus: (i) the Company has good and marketable title to all properties and assets described in the Prospectus as owned by it, including without limitation intellectual property, free and clear of all liens, charges, encumbrances or restrictions, except such as do not materially affect the value of such properties or assets and do not interfere with the use made or proposed to be made of such assets or properties by the Company or are not materially significant or important in relation to the business of the Company; (ii) all of the material leases and subleases under which the Company is the lessor or sublessor of properties or assets or under which the Company hold properties or assets as lessee or sublessee, as described in the Prospectus, are in full force and effect and, except as described in the Prospectus, the Company is not in default in any material respect with respect to any of the terms or provisions of any of such leases or subleases, and no claim has been asserted by any party adverse to the rights of the Company as lessor, sublessor, lessee or sublessee under any such lease or sublease, or affecting or questioning the right of the Company to continued possession of the leased or subleased premises or assets under any such lease or sublease, except as described or referred to in the Prospectus; and (iii) the Company owns or leases all such assets and properties, described in the Prospectus, as are necessary to its operations as now conducted and, except as otherwise stated in the Prospectus, as proposed to be conducted as set forth in the Prospectus.

                  The outstanding debt, the property and the business of the Company conforms in all material respects to the descriptions thereof contained in the Registration Statement and Prospectus.

                      (i) Independent Accountants. Coopers & Lybrand, who have given their report on certain financial statements filed or to be filed with the Commission as a part of the Registration Statement, and which are included in the Prospectus, are with respect to the Company, independent public accountants as required by the Act and the Rules and Regulations.

                      (j) Financial Statements. The consolidated financial statements, together with related notes, set forth in the Registration Statement and the Prospectus present fairly the consolidated financial position, results of operations, changes in shareholders' equity and cash flows of the Company on the basis stated in the Registration Statement, at the respective dates and for the respective periods to which they apply. Such financial statements and related notes have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the entire period involved, except to the extent disclosed therein. The Summary Financial Data and Selected Financial Data included in the Registration Statement and the Prospectus present fairly the information shown therein and have been prepared on a basis consistent with that of the financial statements included in the Registration Statement and the Prospectus.

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                      (k) No Material Change. Except as otherwise set forth in
the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company has not: (i) incurred any liability or obligation, direct or contingent, or entered into any transaction, which is material to its business; (ii) effected or experienced any change in its capital stock or incurred any long-term debt; (iii) issued any options, warrants or other rights to acquire its capital stock; (iv) declared, paid or made any dividend or distribution of any kind on its capital stock; or
(v) effected or experienced any material adverse change, or development involving a prospective material adverse change, in its financial position, net worth, results of operations, business or business prospects, assets or properties or key personnel.

                      (l) Litigation. Except as set forth in the Prospectus, there is not now pending nor, to the knowledge of the Company, threatened, any action, suit or proceeding (including any related to environmental matters or discrimination on the basis of age, sex, religion or race), whether or not in the ordinary course of business, to which the Company is a party or its business or property is subject, before or by any court or governmental authority, which, if determined adversely to the Company, would have a material adverse effect on the financial position, net worth, or results of operations, business or business prospects, assets or property of the Company; and no labor disputes involving the employees of the Company exist which would affect materially adversely the business, property, financial position or results of operations of the Company.

                      (m) Employee and Independent Contractor Matters. The Company has generally enjoyed satisfactory employer/employee relationships with its employees and is in compliance in all material respects with all Federal, state and local laws and regulations, including but not limited to, applicable tax laws and regulations, respecting the employment of employees and employment practices, terms and conditions of employment and wages and hours relating thereto. To the knowledge of the Company, there are no pending or threatened investigations involving the Company by the U.S. Department of Labor or corresponding foreign agency, or any other governmental agency responsible for the enforcement of such Federal, state or local laws and regulations. To the knowledge of the Company, there are no unfair labor practice charges or complaints against the Company pending before the National Labor Relations Board or corresponding foreign agency or any strikes, picketing, boycotts, disputes, slowdowns or stoppages pending or threatened against or involving the Company, or any predecessor entity, and none has occurred. No representation question exists respecting the employees of the Company. No collective bargaining agreements or modifications thereof are currently in effect or being negotiated by the Company and their respective employees. No grievance or arbitration proceeding is pending under any expired or existing collective bargaining agreements of the Company.

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                      The Company does not: (i) maintain nor has it maintained,
sponsored or contributed to any program or arrangement that is an "employee pension benefit plan," an "employee welfare benefit plan" or a "multi-employer plan" as such terms are defined in Sections 3(2), 3(l) and 3(37), respectively of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), except for the Stock Option Plan described in the Prospectus; (ii) presently maintain or contribute nor at any time in the past, has maintained or contributed to a defined benefit plan, as defined in Section 3(35) of ERISA; or
(iii) has ever completely or partially withdrawn from a "multi-employer plan. "

                      The Company has generally enjoyed satisfactory relationships with its independent contractors and is in compliance in all material respects with all federal, state and local laws and regulations, including but not limited to applicable tax laws and regulations, respecting the engagement of its independent contractors.

                      (n) No Unlawful Prospectuses. The Company has not distributed any prospectus or other offering material in connection with the Offering contemplated herein, other than any Preliminary Prospectus, the Prospectus or other material permitted by the Act and the Rules and Regulations.

                      (o) Taxes. Except as disclosed in the Prospectus, the Company has filed all necessary federal, state, local and foreign income and franchise tax returns and has paid all taxes shown as due thereon on or before the date such taxes are due to be paid; and there is no tax deficiency which has been or, to the knowledge of the Company, might be asserted against the Company.

                      (p) Licenses, Etc. The Company has in effect all necessary licenses, permits and other governmental authorizations currently required for the conduct of its business or the ownership of its property, as described in the Prospectus, and is in all material respects in compliance therewith. To the knowledge of the Company, none of the activities or business of the Company is in violation of, or would cause the Company to violate, any law, rule, regulation or order of the United States, any country, state, county or locality, the violation of which would have a material adverse effect upon the financial position, net worth, results of operations, business or business prospects, assets or property of the Company taken as a whole.

                      (q) No Prohibited Payments. The Company has not, nor, to the knowledge of the Company, any of its employees or officers or directors, agents or any other person acting on behalf of the Company has, directly or indirectly, contributed or agreed to contribute any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer, supplier, or official or governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) which (i) could reasonably be expected to subject the Company to any material damage or penalty in any civil, criminal or

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governmental litigation or proceeding, or (ii) if not made in the future, could reasonably be expected to materially adversely affect the assets, business, operations or prospects of the Company. The Company's internal accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

                      (r) Transfer Taxes. On the Closing Dates (as defined in
Section 2(d) hereof), all transfer and other taxes (including franchise, capital stock and other taxes, other than income taxes, imposed by any jurisdiction), if any, which are required to be paid in connection with the sale and transfer of the Securities to the Underwriters hereunder shall have been fully paid or provided for by the Company, and all laws imposing such taxes shall have been fully complied with.

                      (s) Exhibits. All contracts and other documents of the Company described in the Registration statement or the Prospectus or to be filed as exhibits to the Registration Statement, have been described in the Registration Statement or the Prospectus or filed with the Commission, as required under the Rules and Regulations.

                      (t) Subsidiaries. Except as described in the Prospectus, the Company has no subsidiaries.

                      (u) Registration Rights. No security holder of the Company whose securities are not included in the Registration Statement has any rights with respect to the registration of any Securities, and all registration rights with respect to the Offering have been waived.

                      (v) No Stabilization or Manipulation. Neither the Company nor, to the Company's knowledge, any of its officers or directors or any of its employees or shareholders, have taken and will not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Securities.

                      (w) No Finders. Except as described in the Prospectus, to the knowledge of the Company, there are no claims, payments, issuances, arrangements or understandings for services in the nature of a finder's or origination fee with respect to the sale of the Securities hereunder or any other arrangements, agreements, understandings, commitments, payments or issuances of securities with respect to the Company that may affect the Underwriter's compensation, as determined by the National Association of Securities Dealers, Inc. ("NASD").

                      (x) Lock-up Agreements. The Company has obtained from each director, officer and existing shareholder of the Company (the "Existing Shareholders"), a LockUp Agreement (as defined in Section 3(q) hereof) in the form previously delivered.

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                      (y) Licensing and Accreditation. The Company has at all
times since the commencement of its business been in substantial compliance with all federal, state and local laws, rules and regulations applicable to the nature of its business and operations. The Company has all necessary licenses to operate its business.

                      (aa) No Adverse Effect of Transaction Contemplated Hereby. Neither the completion of the Offering nor any of the transactions contemplated herein or in the Prospectus, including but not limited to the issuance of any of the Securities, will result in a "change of control" or the loss of, or have any adverse effect on, the maintenance in good standing of the Company's licenses.

                  2.  PURCHASE, DELIVERY AND SALE OF SECURITIES

                      (a) Purchase Price Securities. The Securities shall be sold to and purchased by the Underwriters at the purchase price of $3.185 per Share and $.091 per Warrant (that being the public offering price of $3.50 per Share and $.10 per Warrant less an underwriting discount of 10 percent) (the "Purchase Price").

                      (b) Firm Securities.

                          (i) Subject to the terms and conditions of this
Agreement, and on the basis of the representations, warranties and agreements herein contained the Company agrees to issue and sell to the Underwriters, and the Underwriters, agree to buy from the Company at the Purchase Price, all of the Shares and Warrants (the "Firm Securities").

                          (ii) Delivery of the Firm Securities against payment
therefor shall take place at the offices of Maidstone Financial, Inc., 101 East 52nd Street, New York, New York 10022 (or at such other place as may be designated by agreement between you and the Company) at 10:00 a.m., New York Time, on _______, 1997, or at such later time and date, not later than five business days after the Effective Date, as you may designate (such time and date of payment and delivery for the Firm Securities being herein called the "First Closing Date").

                      (c) Option Securities.

                          (i) In addition, subject to the terms and conditions
of this Agreement, and on the basis of the representations, warranties and agreements herein contained, the Company hereby grants to the Underwriters an option (the "Over-Allotment Option"), to purchase from the Company all or any part of an aggregate of an additional 225,000 Shares and/or 337,500 Warrants at the Purchase Price (the "Option Securities").

                          (ii) The Over-Allotment Option may be exercised by the
Underwriters, in whole or in part, within forty-five business days after the Effective Date, upon written notice by Maidstone to the Company advising it of

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the number of Option Securities as to which the Over-Allotment Option is being exercised, the names and denominations in which the certificates for the Shares and the Warrants comprising such Option Securities are to be registered, and the time and date when such certificates are to be delivered. Such time and date shall be determined by you but shall not be less than two nor more than ten business days after exercise of the Over-Allotment Option, nor in any event prior to the First Closing Date (such time and date being herein called the "Option Closing Date"). Delivery of the Option Securities against payment therefor shall take place at Maidstone's offices.

                          (iii) The Over-Allotment may be exercised only to
cover over allotments in the sale by the Underwriters of Firm Securities.

                      (d) Delivery of Certificates; Payment.

                          (i) The Company shall make the certificates for the
Shares and the Warrants to be purchased hereunder available to you for checking at least one full business day prior to the First Closing Date or the Option Closing Date (each, a "Closing Date"), as the case may be. The certificates shall be in such names and denominations as you may request at least two business days prior to the relevant Closing Date. The availability of the certificates at the time and place specified in this Section 2(d)(i) is a further condition to the obligations of the Underwriter hereunder.

                          (ii) On the First Closing Date, the Company shall
deliver to you for the account of the Underwriters definitive engraved certificates in negotiable form representing all of the Shares and the Warrants to be sold by the Company, against payment of the Purchase Price therefor by you for the account of the Underwriters, by certified or bank cashier's checks payable in New York Clearing House funds to the order of the Company.

                          (iii) In addition, if and to the extent that the
Underwriters exercise the Over-Allotment Option, then on the Option Closing Date the Company shall deliver to you for the account of the Underwriters or its designees definitive engraved certificates in negotiable form representing the Shares and the Warrants to be sold by the Company, against payment of the Purchase Price therefor by the Underwriters for the account of the Underwriters or its designees, by certified or bank cashier's checks payable in next day funds to the order of the Company.

                          (iv) It is understood that the Underwriters propose to
offer the Shares and Warrants to be purchased hereunder to the public, upon the terms and conditions set forth in the Registration Statement, after the Registration Statement becomes effective.

                  3. COVENANTS OF THE COMPANY. The Company covenants and agrees with the Underwriters that:

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                      (a) Registration.


                          (i) The Company shall use its best efforts to cause
the Registration Statement to become effective and, upon notification from the Commission that the Registration Statement has become effective, shall so advise you and shall not at any time, whether before or after the Effective Date, file any amendment to the Registration Statement or any amendment or supplement to the Prospectus of which you shall not previously have been advised and furnished with a copy, or to which you or Underwriters' Counsel shall have objected in writing, or which is not in compliance with the Act and the Rules and Regulations.

                          (ii) Promptly after you or the Company shall have been
advised thereof, you shall advise the Company or the Company shall advise you, as the case may be, and confirm such advice in writing, of (A) the receipt of any comments of the Commission, (B) the effectiveness of any post-effective amendment to the Registration Statement, (C) the filing of any supplement to the Prospectus or any amended Prospectus, (D) any request made by the Commission for amendment of the Registration Statement or amendment or supplementing of the Prospectus, or for additional information with respect thereto, or (E) the issuance by the Commission or any state or regulatory body of any stop order or other order denying or suspending the effectiveness of the Registration Statement, or preventing or suspending the use of any Preliminary Prospectus, or suspending the qualification of the Securities for offering in any jurisdiction, or otherwise preventing or impairing the Offering, or the institution or threat of any proceeding for any of such purposes. The Company and you shall not acquiesce in such order or proceeding, and shall instead actively defend such order or proceeding, unless the Company and you agree in writing to such acquiescence.

                          (iii) The Company has caused to be delivered to you
copies of each Preliminary Prospectus, and the Company has consented and hereby consents to the use of such copies for the purposes permitted by the Act. The Company authorizes the Underwriters and selected dealers to use the Prospectus in connection with the sale of the Securities for such period as in the opinion of Underwriters' Counsel the use thereof is required to comply with the applicable provisions of the Act and the Rules and Regulations. In case of the happening, at any time within such period as a prospectus is required under the Act to be delivered in connection with sales by an underwriter or dealer, of any event of which the Company has knowledge and which materially affects the Company or the Securities, or which in the opinion of Company Counsel or of Underwriters' Counsel should be set forth in an amendment to the Registration Statement or an amendment or supplement to the Prospectus in order to make the statement made therein not then misleading, in light of the circumstances existing at the time the Prospectus is required to be delivered to a purchaser of the Securities, or in case it shall be necessary to amend or supplement the Prospectus to comply with the Act or the Rules and Regulations, the Company shall notify you promptly and forthwith prepare and furnish to the Underwriters copies of such amended Prospectus or of such supplement to be attached to the Prospectus, in such quantities as you may reasonably request, in order that the Prospectus, as so amended or supplemented, shall not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements in the Prospectus, in the light of the circumstances under which they are made, not misleading. The preparation and

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furnishing of each such amendment to the Registration Statement, amended
Prospectus or supplement to be attached to the Prospectus shall be without expense to the Underwriters, except that in the case that the Underwriters are required, in connection with the sale of the Securities, to deliver a prospectus nine months or more after the Effective Date, the Company shall upon your request and at the expense of the Underwriter, amend the Registration Statement and amend or supplement the Prospectus, or file a new registration statement, if necessary, and furnish the Underwriters with reasonable quantities of prospectuses complying with section 10(a)(3) of the Act.

                          (iv) The Company will deliver to you at or before the
First Closing Date two signed copies of the Registration Statement including all financial statements and exhibits filed therewith, and of all amendments thereto. The Company will deliver to or upon your order, from time to time until the Effective Date as many copies of any Preliminary Prospectus filed with the Commission prior to the Effective Date as the Underwriters may reasonably request. The Company will deliver to you on the Effective Date and thereafter for so long as a Prospectus is required to be delivered under the Act, from time to time, as many copies of the Prospectus, in final form, or as thereafter amended or supplemented, as the Underwriters may from time to time reasonably request.

                          (v) The Company shall comply with the Act, the Rules
and Regulations, and the Securities Exchange Act of 1934 (the "Exchange Act"), and the rules and regulations promulgated thereunder in connection with the offering and issuance of the Securities in all material respects.

                      (b) Blue Sky. The Company shall, at its own expense, use its best efforts to qualify or register the Securities for sale (or obtain an exemption from registration) under the securities or "blue sky" laws of such jurisdictions as you may designate, and shall make such applications and furnish such information to Underwriters' Counsel as may be required for that purpose, and shall comply with such laws; provided, however, that the Company shall not be required to qualify as a foreign corporation or a dealer in securities or to execute a general consent to service of process In any jurisdiction in any action other than one arising out of the offering or sale of the Securities. The Company shall bear all of the expense of such qualifications and registrations, including without limitation the legal fees and disbursements of Underwriters' Counsel, of $35,000 ($10,000 of which has already been paid), plus disbursements relating to, but not limited, long-distance telephone calls, photocopying, messengers, excess postage, overnight mail and courier services. After each Closing Date, the Company shall, at its own expense, from time to time prepare and file such statements and reports as may be required to continue each such qualification (or maintain such exemption from registration) in effect for so long a period as required by law, regulation or administrative policy in connection with the offering of the Securities.

                      (c) Exchange Act Registration. The Company shall at its own expense, prepare and file with the Commission a registration statement (on Form 8-A or Form 10) under section 12 of the Exchange Act, and shall use its best efforts to cause such registration statement to be declared effective by the Commission on an accelerated basis on the Effective Date and maintained in effect for at least five years from the Effective Date.

                      (d) Prospectus Copies. The Company shall deliver to you on or before the First Closing Date a copy of the Registration Statement including all financial statements, schedules and exhibits filed therewith, and of all amendments thereto. The Company shall deliver to or on the order of the Underwriter, from time to time until the Effective Date, as many copies of any Preliminary Prospectus filed with the Commission prior to the Effective Date as the Underwriters may reasonably request. The Company shall deliver to the Underwriters on the Effective Date, and thereafter for so long as a prospectus is required to be delivered under the Act, from time to time, as many copies of the Prospectus, in final form, or as thereafter amended or supplemented, as the Underwriters may from time to time reasonably request.

                      (e) Amendments and Supplements. The Company shall, promptly upon your request, prepare and file with the Commission any amendments to the Registration Statement, and any amendments or supplements to the Preliminary Prospectus or the Prospectus, and take any other action which in the reasonable opinion of Underwriters' Counsel and Company Counsel may be reasonably necessary or advisable in connection with the distribution of the Securities, and shall use its best efforts to cause the same to become effective as promptly as possible.

                      (f) Certain Market Practices. The Company has not taken, and shall not take, directly or indirectly, any action designed, or which might reasonably be expected, to cause or result in, or which has constituted, the stabilization or manipulation of the price of the Securities to facilitate the sale or resale thereof.

                      (g) Certain Representations. Neither the Company nor any representative of the Company has made nor shall make any written or oral representation in connection with the Offering and sale of the Securities or the Underwriters' Warrants which is not contained in the Prospectus, which is otherwise inconsistent with or in contravention of anything contained in the Prospectus, or which shall constitute a violation of the Act, the Rules and Regulations, the Exchange Act or the rules and regulations promulgated under the Exchange Act.

                      (h) Continuing Registration of Warrants and Underlying Common Stock. For so long as any Warrant is outstanding, the Company shall, at its own expense: (i) use its best efforts to cause post-effective amendments to the Registration Statement, or new registration statements relating to the Warrants and the Common Stock underlying the Warrants to become effective in compliance with the Act and without any lapse of time between the effectiveness of the Registration Statement and of any such post-effective amendment or new registration statement; provided, however, that the Company shall have no obligation to maintain the effectiveness of such Registration Statement or file a new Registration Statement, or to keep available a prospectus at any time at which such registration or prospectus is not then required; (ii) cause a copy of each Prospectus, as then amended, to be delivered to each holder of record of a Warrant; (iii) furnish to the Underwriters and dealers as many copies of each such Prospectus as the Underwriters or dealers may reasonably request; and (iv) maintain the "blue sky" qualification or registration of the Warrants and the Common Stock underlying the Warrants, or have a currently available exemption therefrom, in each jurisdiction in which the Securities were so qualified or registered for purposes of the Offering.

                      (i) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Securities substantially for the purposes set forth in the Prospectus under the caption "USE OF PROCEEDS," and shall file such reports with the Commission with respect to the sale of the Securities and the application of the proceeds therefrom as may be required pursuant to Rule 463 of the Rules and Regulations.

                      (j) Twelve Months' Earnings Statement. The Company shall make generally available to its security holders and deliver to you as soon as it is practicable so to do, but in no event later than ninety days after the end of twelve months after the close of its current fiscal quarter, an earnings statement (which need not be audited) covering a period of at least twelve consecutive months beginning after the Effective Date, which shall satisfy the requirements of section 11(a) of the Act.

                      (k) NASDAQ Exchange Listings, Etc. The Company shall immediately make all filings required to seek approval for the quotation of the Securities on the NASDAQ SmallCap Market ("NASDAQ") and shall use its best efforts to effect and maintain such approval for at least five years from the Effective Date. Within 10 days after the Effective Date, the Company shall arrange to list itself, on an expedited basis, in Moody's OTC Industrial Manual, Standard and Poor's Corporation Descriptions or other recognized securities manuals acceptable to the Underwriters and to cause such listing to be maintained for five years from the Effective Date.

                      (l) Board of Directors. For a period of three (3) years after Closing Date I, nominate and use its best efforts to engage a designee of the Representative, as a nonvoting advisor to the Company's Board of Directors (the "Advisor") or in lieu thereof, at the Representative's option, to designate an individual for election as a director, in which case the Company shall use its best efforts to have such individual elected as a director. The designee may be a director, officer, partner, employee or affiliate of the Underwriters and the Representative shall designate such person in writing to the Board. In the event the Underwriters shall not have designated such individual at the time of any meeting of the Board or such person is unavailable to serve, the Company shall notify the Representative of each meeting of the Board. An individual, if any, designated by the Representative shall receive all notices and other correspondence and communications sent by the Company to members of the Board. Such Advisor or director, as the case may be, shall be entitled to receive reimbursement for all reasonable costs incurred in attending such meetings including, but not limited to, food, lodging, and transportation. In addition, such Advisor or Director shall be entitled to the same compensation as the Company gives to other non-employee directors for acting in such capacity. The Company further agrees that, during said three (3) year period, it shall give the Advisor or Director, as the case may be, the same notice of any meeting of the Company's Board of Directors as it affords its other directors.

                      The Company agrees to indemnify and hold the Underwriters and such Advisor harmless against any and all claims, actions, damages, costs and expenses, and judgments arising solely out of the attendance and participation of the Advisor at any such meeting described herein. In the event the Company maintains a liability insurance policy affording coverage for the acts of its officers and directors, it agrees, if possible to include the Advisor as an insured under such policy.

                      (m) Periodic Reports. For so long as the Company is a reporting company under section 12(g) or section 15(d) of the Exchange Act, the Company shall, at its own expense, hold an annual meeting of shareholders for the election of directors within 180 days after the end of each of the Company's fiscal years and, within 150 days after the end of each of the Company's fiscal years, furnish to its shareholders an annual report (including financial statements audited by certified public accountants) in reasonable detail. In addition, during the period ending five years from the date hereof, the Company shall, at its own expense, furnish to you: (i) within 90 days of the end of each fiscal year, a balance sheet of the Company as at the end of such fiscal year, together with statements of income, shareholders' equity and cash flows of the Company as at the end of such fiscal year, all in reasonable detail and accompanied by a copy of the certificate or report thereon of certified public accountants; (ii) as soon as they are available, a copy of all reports (financial or otherwise) distributed to security holders, and (iii) as soon as they are available, a copy of all non-confidential reports and financial statements furnished to or filed with the Commission. The financial statements referred to herein shall be on a consolidated basis to the extent the accounts of the Company are consolidated in reports furnished to its shareholders generally.

                      (n) Form S-8 Registrations. Subject to the provisions of subsection (o) below, for a period of two years following the First Closing Date, the Company shall not, without Maidstone's prior written consent, register or otherwise facilitate the registration of any of its securities issuable upon the exercise of options, warrants (other than options issued pursuant to the 1996 Stock Option Plan, the Warrants and the Underwriter's Warrants) or other rights whether by means of a Registration Statement on Form S-8 or otherwise, unless the holders of shares of Common Stock being registered in such S-8 agree not to sell such shares for a period of two years from the Effective Date without the consent of the Representative.

                      (o) Future Sales. For a period of two years following the First Closing Date, the Company shall not, without Maidstone's prior written consent, issue any shares of Common Stock, Preferred Stock or securities convertible into Common Stock. Notwithstanding the foregoing, the Company may at any time issue shares of Common Stock pursuant to the exercise of the Warrants, the Warrants underlying the Underwriter's Warrants, and options, warrants or conversion rights issued and outstanding on the Effective Date and described in the Prospectus.

                      (p) Regulation S Sales. For a period of two years following the First Closing Date, the Company shall not issue or sell any securities pursuant to Regulation S of the Rules and Regulations under the Act, without Maidstone's prior written consent.

                      (q) Agreements with Shareholders, Directors and Officers. The Company shall cause each of the Company's existing stockholders, directors and officers to enter into written agreements with Maidstone (the "Lock-up Agreements") prior to the Effective Date, that, for a period of twenty-four months from the Effective Date, they will not, without the consent of Maidstone,
(i) publicly sell any securities of the Company owned directly or indirectly by them or owned beneficially by them (as defined in the Exchange Act), or (ii) otherwise sell, or transfer such securities unless the transferee agrees in writing to be bound by an identical lock-up.

                      (r) Warrant Solicitation. Upon the exercise of any Warrants on or after the first anniversary of the Effective Date, the Company shall pay to Maidstone a commission of eight (8%) percent of the aggregate exercise price of such Warrants, a portion of which may be reallowed by Maidstone to the dealer who solicited the exercise (which may also be you), if:
(i) the market price of the Common Stock is greater than the exercise price of the Warrant on the date of exercise; (ii) the exercise of the Warrant was solicited by Maidstone; (iii) the Warrant is not held in a discretionary account; (iv) the disclosure of the compensation arrangements has been made in documents provided to customers, both as part of the Offering and at the time of exercise; and (v) the solicitation of the Warrant was not in violation of Rule 101 of Regulation M promulgated under the Exchange Act. No commission shall be paid to you on any Warrant exercise prior to the first anniversary of the Effective Date, or on any Warrant exercised at any time without solicitation by Maidstone or a soliciting dealer.

                      (s) Available Shares. The Company shall reserve and at all times keep available that maximum number of its authorized but unissued shares of Common Stock which are issuable upon exercise of the Warrants, the Underwriters' Warrants, and the Warrants issuable upon exercise of the Underwriters' Warrants, in each case taking into account the antidilution provisions thereof.

                      (t) Financial Consulting Agreement. On the First Closing Date and simultaneously with the delivery of the Firm Securities, the Company shall execute and deliver to Maidstone an agreement with Maidstone, or its representative, in the form previously delivered to the Company by Maidstone, regarding the services of Maidstone or its representative a financial consultant to the Company (the "Financial Consulting Agreement"), for a twenty-four month period commencing as of the date hereof at a fee equal to $4,416.67 per month which shall be paid in its entirety on the First Closing Date.

                      (u) Management. On each Closing Date, the Chief Executive Officer of the Company shall be Joel Schoenfeld and the Chief Financial Officer of the Company shall be David Chabut. Prior to the Effective Date, the Company shall have obtained "key-employee" life insurance coverage in the amount of $1,000,000 on each of them. As of the Effective Date, the Company shall have entered into employment agreements with Messrs. Schoenfeld and Shabut as set forth in the Registration Statement.

                      (v) Stock Transfer Sheets. The Company shall instruct its Transfer Agent (as defined in Section 4(h) hereto) to deliver to you copies of all advice sheets showing the daily transfer of the outstanding shares of Common Stock and Warrants sold by the Company in the public offering and shall, at its own expense, furnish you weekly following the First Closing Date during the period ending three years following the First Closing Date with Depository Trust Company stock transfer sheets.

                      (w) Public Relations. As of the Closing Date, the Company shall have retained a public relations firm reasonably acceptable to you, and shall continue to retain such firm, or an alternate firm reasonably acceptable to Maidstone, for a period of twelve (12) months.

                      (x) Additional Representations. The Company shall engage the Underwriters' Counsel to provide the Underwriter, at the First Closing Date and quarterly thereafter, until such time as the Common Stock is listed on the New York Stock Exchange or the American Stock Exchange or quoted on NASDAQ National Market System, with an opinion, setting forth those states in which the Common Stock may be traded in non-issuer transactions under the blue sky laws of the fifty states. The Company shall pay the Underwriters' Counsel a one-time fee of $12,500 at the First Closing Date for such opinions.

                      (aa) Bound Volumes. Within a reasonable time after the First Closing Date, the Company shall deliver to you, at the Company's expense, five bound volumes, containing the Registration Statement and all exhibits filed therewith and all amendments thereto, and all other agreements, correspondence, filings, certificates and other documents filed and/or delivered in connection with the Offering.

                  4. CONDITIONS TO UNDERWRITERS' OBLIGATIONS. The obligations of the Underwriters to purchase and pay for the Securities which the Underwriters have agreed to purchase hereunder are subject to the material accuracy (as of the date hereof and as of each Closing Date) of the representations and warranties of the Company contained herein, the performance by the Company of all of its respective obligations hereunder and the following further conditions:

                      (a) Effective Registration Statement; No Stop Order. The Registration Statement shall have become effective and you shall have received notice thereof not later than 6:00 p.m., New York time, on the date of this Agreement, or at such later time or on such later date as provided herein or to which you may agree in writing. In addition, on each Closing Date (i) no stop order denying or suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for that or any similar purpose shall have been instituted or shall be pending or, to your knowledge or to the knowledge of the Company, shall be contemplated by the Commission, and (ii) all requests on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of Underwriters' Counsel.

                      (b) Opinion of Company Counsel. On the First Closing Date, you shall have received the opinion, dated as of the First Closing Date, of Company Counsel, in form and substance satisfactory to the Underwriters' Counsel, to the effect that:

                          (i) the Company has been duly incorporated and validly exists as a corporation in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to own its properties and conduct its business as described in the Prospectus, and to such counsel's knowledge, is duly qualified or licensed to do business as a foreign corporation and is in good standing in each other jurisdiction in which the nature of its business or the character or location of its properties requires such qualification, except where failure to so qualify will not have a material adverse affect on the business, properties or financial condition of the Company taken as a whole;

                          (ii) (A) the authorized capitalization of the Company as of the date of the Prospectus was as is set forth in the Prospectus under the caption "CAPITALIZATION." (B) all of the shares of Common Stock now outstanding have been duly authorized and validly issued, are fully paid and non-assessable, conform in all material respects to the description thereof contained in the Prospectus, have not been issued in violation of the preemptive rights of any shareholder and, except as described in the Prospectus, are not subject to any restrictions upon the voting or transfer thereof; (C) all of the Shares and all of the Warrants comprising the Securities have been duly authorized and, when issued and delivered to the Underwriters against payment therefor as provided herein, shall be validly issued, fully paid and non-assessable, shall not have been issued in violation of the preemptive rights of any shareholder, and no personal liability shall attach to the ownership thereof; (D) the stockholders of the Company do not have any preemptive rights or other rights to subscribe for or purchase, and except as described in the Prospectus, and for the transfer restrictions imposed by Rule 144 of the Rules and Regulations promulgated under the Act or contained in the Lockup Agreements executed with the Underwriters, there are no restrictions upon the voting or transfer of, any of the Securities; (E) the Shares and the Warrants comprising the Securities, the Warrant Agreement and the Underwriters' Warrants conform in all material respects to the respective descriptions thereof contained in the Prospectus; (F) all issuances of the Company's securities have been made in compliance with, or under an exemption from, the Act and applicable state securities laws; (G) a sufficient number of shares of Common Stock has been reserved, for all times when any of the Warrants (including the Warrants issuable upon exercise of the Underwriters' Warrants) are outstanding, for issuance upon exercise of all of the Warrants; and

         (H) to the knowledge of such counsel, neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any registration rights or other rights, other than those which have been effectively waived or satisfied or described in the Prospectus, for or relating to the registration of any securities of the Company,

                          (iii) the certificates evidencing the Shares and the Warrants comprising the Securities are each in valid and proper legal form; and the Warrants are exercisable for shares of Common Stock in accordance with the terms of the Warrants;

                          (iv) this Agreement, the Warrant Agreement, the Underwriters' Warrants, and the Financial Consulting Agreement have been duly and validly authorized, executed and delivered by the Company and (assuming due execution and delivery thereof by the Underwriter and/or Continental Stock Transfer & Trust Company, as the case may be) all of such agreements are, or when duly executed shall be, the valid and legally binding obligations of the Company, enforceable in accordance with their respective terms (except as enforceability may be limited by bankruptcy, insolvency or other laws affecting the rights of creditors generally or by general equitable principles); provided, however, that no opinion need to be expressed as to the enforceability of the indemnity provisions contained in Section 6 or the contribution provisions contained in Section 7;

                          (v) Other than as described in the Prospectus (A) there is no pending or to the knowledge of such counsel, threatened or contemplated legal or governmental proceeding affecting the Company which would have a Material Adverse Effect, or which questions the validity of the Offering, the Securities, this Agreement, the Warrant Agreement, the Underwriters' Warrants, or the Financial Consulting Agreement or of any action taken or to be taken by the Company pursuant thereto; and (B) to the knowledge of such counsel, there is no legal or governmental regulatory proceeding required to be described or referred to in the Registration Statement which is not so described or referred to;

                          (vi) (A) the Company is not in violation of or default under this Agreement, the Warrant Agreement, the Underwriters' Warrants, or the Financial Consulting Agreement; and (B) to the knowledge of such counsel, the execution and delivery hereof and thereof and consummation of the transactions herein or therein contemplated shall not result in a material violation of, or constitute a material default under, the Certificate of Incorporation of the Company, or any material obligation, agreement, covenant of condition contained in any bond, debenture, note or other evidence of indebtedness, or in any material contract, indenture, mortgage, loan agreement, lease, joint venture or other material agreement or instrument to which the Company is a party or by which the assets of the Company is bound, or any material order, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court applicable to the Company;

                          (vii) (a) the Company has obtained, or is in the process of obtaining, all material licenses, permits and other governmental authorizations required to conduct its business as described in the Prospectus, (b) such obtained material licenses, permits and other governmental authorizations are in full force and effect, and (c) the Company is in all material respects complying therewith;

                          (viii) the Registration Statement has become effective under the Act, and to the knowledge of such counsel, no stop order denying or suspending the effectiveness of the Registration Statement is in effect, and no proceedings for that or any similar purpose have been instituted or are pending before or threatened by the Commission;

                          (ix) the Registration Statement and the Prospectus (except for the financial statements, notes thereto and other financial information and statistical data contained therein, as to which counsel need not express an opinion) comply as to form in all material respects with the Act and the Rules and Regulations;

                          (x) all descriptions contained in the Registration Statement and the Prospectus, and any amendments or supplements thereto, of' contracts and other documents are accurate and fairly present the information required to be described, and such counsel is familiar with all contracts and other documents referred to in the Registration Statement and the Prospectus, and any such amendment or supplement, or filed as exhibits to the Registration Statement and, to the knowledge of such counsel, no contract, document, license or permit of a character required to be summarized or described therein or to be filed as an exhibit thereto is not so summarized, described or filed.

                          (xi) the statements in the Registration Statement and the Prospectus under the captions "Risk Factors," "Use of Proceeds," "Business," "Management, " and "Description of Securities, " which purport to summarize the provisions of agreements, licenses, statutes or rules and regulations, have been reviewed by such counsel and are accurate summaries in all material respects;

                          (xii) except for registration under the Act and registration or qualification of the Securities under applicable state or foreign securities or blue sky laws and NASD approval, no authorization, approval, consent or license of any governmental or regulatory authority or agency is necessary in connection with: (A) the authorization, issuance, sale, transfer or delivery of the Securities by the Company in accordance with this Agreement; (B) the execution, delivery and performance of this Agreement by the Company or the taking of any action contemplated herein; (C) the issuance of the Underwriters' Warrants in accordance with this Agreement or the Securities issuable upon exercise thereof; or the taking of any action contemplated herein.

In rendering the opinions as set forth above, such counsel may rely upon certificates of officers of the Company and of public officials as to matters of fact. Such opinion shall also include a statement to the effect that in connection with the preparation of the Registration Statement and the Prospectus, such counsel has participated in conferences with officers and other representatives of the Company, the Representative, Underwriters' counsel and the independent certified public accountants of the Company, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed, and although such counsel is not passing on, and has not verified the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus (except for customary due diligence) nothing has come to the attention of such counsel which leads them to believe that at the time the Registration Statement became effective under the Act, the Prospectus, on the date it was filed pursuant to Rule 424(b), and the Registration Statement and the Prospectus as of the date hereof (other than the financial statements and schedules and other financial and statistical information as to which counsel need not express an opinion) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. In addition, such opinion shall also cover such matters incident to the transactions contemplated hereby as you or Underwriters' Counsel shall reasonably request. In rendering such opinion, Company Counsel may rely as to matters of fact upon certificates of officers of the Company, and of public officials, and may rely as to all matters of law other than the law of the United States or the State of New York and the General Corporation Law of the State of Delaware, upon opinions of counsel reasonably satisfactory to you, in which case the opinion shall state that they have no reason to believe that you and they are not entitled so to rely.

                      (c) Intentionally omitted.

                      (d) Corporate Proceedings. All corporate proceedings and other legal matters relating to this Agreement, the Registration Statement, the Prospectus and other related matters shall be reasonably satisfactory to or approved by Underwriters' Counsel.

                      (e) Comfort Letter. Prior to the Effective Date, and again on and as of the First Closing Date, you shall have received a letter from Coopers & Lybrand, certified public accountants for the Company, reasonably satisfactory in form and substance to the Underwriters' Counsel.

                      (f) Bring Down. At each of the Closing Dates, (i) the representations and warranties of the Company contained in this Agreement shall be true and correct with the same effect as if made on and as of such Closing

Date, and the Company shall have performed all of its obligations hereunder and satisfied all the conditions to be satisfied at or prior to such Closing Date;
(ii) the Registration Statement and the Prospectus shall contain all statements which are required to be stated therein in accordance with the Act and the Rules and Regulations, and shall in all material respects conform to the requirements of the Act and the Rules and Regulations, and neither the Registration Statement nor the Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (iii) there shall have been, since the respective dates as of which information is given, no material adverse change in the business, operations, condition (financial or otherwise), earnings, capital stock, long-term or short-term debt or general affairs of the Company from that set forth in the Registration Statement and the Prospectus, except changes which the Registration Statement and Prospectus indicate might occur after the Effective Date, and the Company shall not have incurred any material liabilities nor entered into any material agreement other than as referred to in the Registration Statement and Prospectus; and (iv) except as set forth in the Prospectus, no action, suit or proceeding shall be pending or threatened against the Company before or by any commission, board or administrative agency in the United States or elsewhere, wherein an unfavorable decision, ruling or finding would materially adversely affect the business, property, operations, condition (financial or otherwise), earnings or general affairs of the Company. In addition, you shall have received, at the First Closing Date, a certificate signed by the principal executive officer and by the principal financial officer of the Company, dated as of the First Closing Date, evidencing compliance with the provisions of this Section 4(f).

                      (g) Transfer and Warrant Agent. On or before the Effective Date, the Company shall have appointed Continental Stock Transfer & Trust Company (or other agent mutually acceptable to the Company and Maidstone), as its transfer agent and warrant agent ("Transfer Agent") to transfer all of the Shares and Warrants issued in the Offering, as well as to transfer other shares of the Common Stock outstanding from time to time.

                      (h) NASD Approval Of Underwriters' Compensation. By the Effective Date, the Underwriter shall have received clearance from the NASD as to the amount of compensation allowable or payable to the Underwriters, as described in the Registration Statement.

                      (i) Certain Further Matters. On each Closing Date. Underwriters' Counsel shall have been furnished with all such other documents and certificates as they may reasonably request for the purpose of enabling them to render their legal opinion to the Underwriter and in order to evidence the accuracy and completeness of any of the representations, warranties or statements, the performance of any of the covenants, or the fulfillment of any of the conditions, herein contained.

                      (j) All proceedings taken in connection with the authorization, issuance or sale of the Securities, as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriters and to Underwriters' Counsel;

                      (k) On each Closing Date there shall have been duly tendered to you for your account the appropriate number of Securities;

                      (l) No order suspending the sale of the Securities in any Jurisdiction designated by you pursuant to Section 3(b) hereof shall have been issued on either Closing Date, and no proceedings for that purpose shall have been instituted or, to the knowledge of the Underwriters or the Company, shall be contemplated;

                      (m) Prior to each Closing Date, there shall not have been received or provided by the Company's independent public accountants or attorneys, qualifications to the effect of either difficulties in furnishing certifications as to material items including, without limitation, information contained within the footnotes to the financial statements, or as affecting matters incident to the issuance and sale of the Securities or as to corporate proceedings or other matters;

                      (n) On or prior to the First Closing Date, the Underwriters' Warrants, the Warrant Agreement and the Financial Consulting Agreement shall have been executed and delivered by the Company, and the Lock-Up Agreements shall have been executed and delivered by all of the Company's officers, directors and existing shareholders, to the Underwriters.

                      (o) Additional Conditions Relating to Option Closing. Upon exercise of the Over-Allotment Option, Maidstone's obligations to purchase and pay for the Option Securities shall be subject to the following conditions:

                          (i) The Registration Statement shall remain effective
at the Option Closing Date, no stop order denying or suspending the effectiveness thereof shall have been issued, and no proceedings for that or any similar purpose shall have been instituted or shall be pending or, to your knowledge or the knowledge of the Company, shall be contemplated by the Commission, and all reasonable requests on the part of the Commission for additional information shall have been complied with to the satisfaction of Underwriters' Counsel.

                          (ii) On the Option Closing Date there shall have been
delivered to you the signed opinion of Company Counsel, dated as of the Option Closing Date, in form and substance satisfactory to Underwriters' Counsel, which opinion shall be substantially the same in scope and substance as the opinion furnished to you on the First Closing Date pursuant to Section 4(b), except that such opinion, where appropriate, shall cover the Option Securities rather than the Firm Securities. If the First Closing Date is the same as the Option Closing Date, such opinions may be combined.

                          (iii) All proceedings taken at or prior to the Option
Closing Date in connection with the sale and issuance of the Option Securities shall be reasonably satisfactory in form and substance to you, and you and Underwriters' Counsel shall have been furnished with all such documents, certificates and opinions as you may reasonably request in connection with this transaction in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company or its compliance with any of the covenants or conditions contained herein.

                          (iv) On the Option Closing Date there shall have been
delivered you a letter in form and substance satisfactory to Maidstone from Coopers & Lybrand, dated the Option Closing Date addressed to you, confirming the information in their letter referred to in Section 4(f) as of the date thereof and stating that, without any additional investigation required, nothing has come to their attention during the period from the ending date of their review referred to in such letter to a date not more than five banking days prior to the Option Closing Date which would require any change in such letter if it were required to be dated the Option Closing Date.

                  Any certificate signed by any officer of the Company and delivered to the Underwriters or to Underwriters' Counsel shall be deemed a representation and warranty by the Company to the Underwriter as to the statements made therein. If any of the conditions herein provided for in this Section shall not have been completely fulfilled as of the date indicated, this Agreement and all obligations of the Underwriter under this Agreement may be cancelled at, or at any time prior to, each Closing Date by your notifying the Company of such cancellation in writing or by telecopy at or prior to the applicable Closing Date. Any such cancellation shall be without liability of any Underwriters to the Company, except as otherwise provided herein.

                  5. CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligations of the Company to sell and deliver the Securities are subject to the following conditions:

                      (a) Effective Registration Statement. The Registration Statement shall have become effective not later than 6:00 p.m. New York Time, on the date of this Agreement, or at such later time or on such later date as the Company and you may agree in writing.

                      (b) No Stop Order. On the applicable Closing Date, no stop order denying or suspending the effectiveness of the Registration Statement shall have been issued under the Act or any proceedings therefor initiated or threatened by the Commission.

                      (c) Payment for Securities. On the applicable Closing Date, you shall have made payment, for the account of the Underwriters, of the aggregate Purchase Price for the Securities then being purchased by certified or bank cashier's checks payable in next day funds to the order of the Company.

If the conditions to the obligations of the Company provided by this Section 5 have been fulfilled on the First Closing Date but are not fulfilled after the First Closing Date and prior to the Option Closing Date, then only the obligation of the Company to sell and deliver the Option Securities upon exercise of the Over-Allotment Option shall be affected.

                  6.  INDEMNIFICATION.

                      (a) Indemnification by the Company. As used in this Agreement, the term "Liabilities" shall mean any and all losses, claims, damages and liabilities, and actions and proceedings in respect thereof (including without limitation all reasonable costs of defense and investigation and all attorneys' fees) including without limitation those asserted by any party to this Agreement against any other party to this Agreement. The Company hereby indemnities and holds harmless the Underwriters and each person, if any, who controls the Underwriters within the meaning of the Act, from and against all Liabilities, to which the Underwriters or such controlling person may become subject, under the Act or otherwise, insofar as such Liabilities arise out of or are based upon: (i) any untrue statement or alleged untrue statement of any material fact, in light of the circumstances in which it was made, contained in
(A) the Registration Statement or any amendment thereto, or the Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto, or (B) any "blue sky" application or other document executed by the Company specifically for that purpose, or based upon written information furnished by the Company, filed in any state or other jurisdiction in order to qualify any or all of the Securities under the securities laws thereof (any such application, document or information being herein called a "Blue Sky Application"); or (ii) the omission or alleged omission to state in the Registration Statement or any amendment thereto, or the Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto, or in any Blue Sky Application, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which it was made, not misleading; provided, however, that the Company shall not be liable in any such case to the extent, but only to the extent, that any such Liabilities arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission (x) made in reliance upon and in conformity with written information furnished to the Company through you by or on behalf of the Underwriters specifically for use in the preparation of the Registration Statement or any such amendment thereto, or the Prospectus or any such Preliminary Prospectus, or any such amendment or supplement thereto, or any such Blue Sky Application or (y) corrected by the final Prospectus and the failure of the Underwriter to deliver the final Prospectus. The foregoing indemnity shall be in addition to any other liability which the Company may otherwise have.

                      (b) Indemnification by each Underwriter. The Underwriters hereby indemnify and hold harmless the Company, each of its directors, each nominee (if any) for director named in the Prospectus, each of its officers who have signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act, from and against all Liabilities to which the Company or any such director, nominee, officer or controlling person may become subject under the Act or otherwise, insofar as such Liabilities arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment thereto, or the Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such Liabilities arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or any amendment thereto, or the Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company through you, by or on behalf of such Underwriters, specifically for use in the preparation thereof. In no event shall any Underwriters be liable under this Section 6(b) for any amount in excess of the compensation received by such Underwriters, in the form of underwriting discounts or otherwise, pursuant to this Agreement or any other agreement contemplated hereby. The foregoing indemnity shall be in addition to any other liability which any Underwriters may otherwise have.

                      (c) Procedure. Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify in writing the indemnifying party of the commencement thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 6 unless the rights of the indemnifying party have been prejudiced by such omission or delay. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, subject to the provisions hereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under this
Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; provided, however, that the fees and expenses of such counsel shall be at the expense of the indemnifying party if (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, or (ii) the named parties to any such action (including any impleaded parties) include both such indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it which are different from or in addition to those available to the indemnifying party or that the indemnified and indemnifying party have conflicting interests which would make it inappropriate for the same counsel to represent both of them (in which case the indemnifying party shall have the right to assume the defense of such action on behalf of the indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys). No settlement of any action against an indemnified party shall be made without the consent of the indemnified party, which shall not be unreasonably withheld in light of all factors of importance to such indemnified party.

                  7. CONTRIBUTION. In order to provide for just and equitable contribution under the Act in any case in which (a) any indemnified party makes claims for indemnification pursuant to Section 6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that the express provisions of Section 6 provide for indemnification in such case, or (b) contribution under the Act may be required on the part of any indemnified party, then such indemnified party and each indemnifying party (if more than one) shall contribute to the aggregate Liabilities to which it may be subject, in either such case (after contribution from others) in such proportions that the Underwriters are responsible in the aggregate for the portion of such Liabilities represented by the percentage that the underwriting discount per Share and per Warrant appearing on the cover page of the Prospectus bears to the public Offering price per Share and per Warrant appearing thereon, and the Company shall be responsible for the remaining portion; provided, however, that if such allocation is not permitted by applicable law, then the relative fault of the Company, and the Underwriters in connection with the statements or omissions which resulted in such Liabilities and other relevant equitable considerations shall also be considered. The relative fault shall be determined by reference to, among other things, whether in the case of an untrue statement of material fact or the omission to state a material fact, such statement or omission relates to information supplied by the Company, or the Underwriters, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if the respective obligations of the Company, and the Underwriters to contribute pursuant to this Section 7 were to be determined by pro rata or per capita allocation of the aggregate Liabilities or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this Section 7. Moreover, the contribution of any Underwriters shall not be in excess of the cash compensation received by such Underwriters, in the form of underwriting discounts or otherwise, pursuant to this agreement or any other agreement contemplated hereby. No person guilty of a fraudulent misrepresentation (within the meaning of section II (f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. As used in this Section 7, the term "Company" shall include any officer, director or person who controls the Company within the meaning of section 15 of the Act. If the full amount of the contribution specified in this
Section 7 is not permitted by law, then each indemnified party and each person who controls an indemnified party shall be entitled to contribution from each indemnifying party to the full extent permitted by law. The foregoing contribution agreement shall in no way affect the contribution liabilities of any persons having liability under section II of the Act other than the Company and the Underwriters. No contribution shall be requested with regard to the settlement of any matter from any party who did not consent to the settlement; provided, however, that such consent shall not be unreasonably withheld in light of all factors of importance to such party.

                  8.  COSTS AND EXPENSES.

                      (a) Certain Costs and Expenses. Whether or not this Agreement becomes effective or the sale of the Securities to the Underwriters is consummated, the Company shall pay all costs and expense incident to the issuance, offering, sale and delivery of the Securities and the performance of its obligations under this Agreement, including without limitation: (i) all fees and expenses of the Company's legal counsel and accountants; (ii) all costs and expenses incident to the preparation, printing, filing and distribution of the Registration Statement (including the financial statements contained therein and all exhibits and amendments thereto), each Preliminary Prospectus and the Prospectus, each as amended or supplemented, this Agreement and the other underwriting documents, as well as the other agreements and documents referred to herein and the Blue Sky Memorandum; each in such quantities as you shall deem necessary; (iii) all fees of NASD required in connection with the filing required by NASD to be made by the Underwriter with respect to the Offering;
(iv) all expenses, including fees (but not in excess of the amount set forth in Section 3(b)) and disbursements of Underwriters' Counsel in connection with the qualification of the Securities under the "blue sky" laws which you shall designate; (v) all costs and expenses of printing the respective certificates representing the Shares and the Warrants; (vi) the expense of placing one or more "tombstone" advertisements or promotional materials as directed by you (provided, however, that the aggregate amount thereof shall not exceed $15,000) and of offering memorabilia; (vii') all costs and expenses of the Company and its employees associated with due diligence meetings and presentations (including the payment for road show conference centers); (viii) any and all taxes (including without limitation any transfer, franchise, capital stock or other tax imposed by any jurisdiction) on sales of the Securities to the Underwriters hereunder; and (xi) all costs and expenses incident to the finishing of any amended Prospectus or any supplement to be attached to the Prospectus as required by Sections 3(a) and 3(d), except as otherwise provided by said Sections. In addition, the Company shall engage Underwriters' Counsel to provide the Underwriters, at the Closing and quarterly thereafter, until such time as the Common Stock is listed on the New York Stock Exchange or the American Stock Exchange or quoted on NASDAQ/NMS, with a memorandum, setting forth those states in which the Common Stock and the Warrants may be traded in non-issuer transactions under the blue sky laws of the 50 states. The Company shall pay such counsel a one-time fee of $12,500 at the Closing for such opinions.

                      (b) Underwriters' Expense Allowance. In addition to the expenses described in Section 8(a), the Company shall on the First Closing Date pay to Maidstone the balance of a non-accountable expense allowance, exclusive of the fees referred to in Section 3(b), an amount equal to three percent (3%) of the gross proceeds received upon sale of the Firm Securities, of which $55,000 has been paid to Maidstone prior to the date hereof. In the event that the Over-Allotment Option is exercised, then the Company shall, on the Option Closing Date, pay to Maidstone, based on the number of Option Securities to be sold by the Company, an additional amount equal to three percent (3 %) of the gross proceeds received upon sale of any of the Option Securities. In the event that the transactions contemplated hereby fail to be consummated for any reason, then Maidstone shall return to the Company that portion of $55,000 heretofore paid by the Company to the extent that it has not been utilized by you in connection with the Offering for reasonable accountable out-of-pocket expenses; provided, however, that if such failure is due to a breach by the Company of any covenant, representation or warranty contained herein or because any other condition to the Underwriters' obligations hereunder required to be fulfilled by the Company is not fulfilled, then the Company shall be liable for your reasonable accountable out-of-pocket expenses to the full extent thereof (with credit given to the $55,000 paid).

                      (c) No Finders. No person is entitled either directly or indirectly to compensation from the Company, the Underwriters or any other person for services as a finder in connection with the Offering, and the Company hereby indemnifies and hold harmless the Underwriters, and the Underwriters hereby indemnify and hold harmless the Company from and against all Liabilities, joint or several, to which the indemnified party may become subject insofar as such Liabilities arise out of or are based upon the claim of any person (other than an employee of the party claiming indemnity) or entity that he or it is entitled to a finder's fee in connection with the Offering by reason of such person's or entity's influence or prior contact with the indemnifying party.

                  9. EFFECTIVE DATE. The Agreement shall become effective at 9:30 A.M. on the first full business day following the day on which the Registration Statement becomes effective or at the time of the initial public offering by you of the Stock, whichever is earlier. The time of the initial public offering shall mean the time of release by you of the first newspaper advertisement which is subsequently published with respect to the Securities, or the time when the Securities are first generally offered by you to dealers by letter or telegram, whichever shall first occur. You or the Company may prevent this Agreement from becoming effective without liability at any party to any other party, except as provided in Section 8, by giving the notice indicated below in Section 13 before the time this Agreement becomes effective.

                  10. TERMINATION.

                      (a) Grounds for Termination.

                           (i) This Agreement, except for Sections 6, 7, 8, 12,
13, 14 and 15, may be terminated at any time prior to the First Closing Date, and the Over-Allotment Option, if exercised, may be cancelled at any time prior to the Option Closing Date, by you if in your sole judgment it is impracticable to offer for sale or to enforce contracts made by you for the resale of the Securities agreed to be purchased hereunder, by reason of: (A) the Company having sustained a material loss, whether or not insured, by reason of fire, earthquake, flood, accident or other calamity, or from any labor dispute or court or government action, order or decree; (B) trading in securities on the New York Stock Exchange or the American Stock Exchange having been suspended or limited; (C) material governmental restrictions having been imposed on trading in securities generally which are not in force and effect on the date hereof;
(D) a banking moratorium having been declared by federal or New York State authorities; (E) an outbreak or significant escalation of major international hostilities or other national or international calamity having occurred; (F) the passage by the Congress of the United States or by any state legislative body of similar impact, of any act or measure, or the adoption of any orders, rules or regulations by any governmental body or any authoritative accounting institute or board, or any governmental executive, which is reasonably believed likely by you to have a material adverse impact on the business, financial condition or financial statements of the Company; (G) any material adverse change in the financial or securities markets beyond normal fluctuations in the United States having occurred since the date of this Agreement; or (H) any material adverse change having occurred, since the respective dates for which information is given in the Registration Statement and Prospectus, in the earnings, business, prospects or condition (financial or otherwise) of the Company, whether or not arising in the ordinary course of business.

                           (ii) Maidstone shall have the right, in its sole
discretion, to terminate this Agreement, including without limitation, the obligation to purchase the Firm Securities and the obligation to purchase the Option Securities after the exercise of the Over-Allotment Option, by notice given to the Company prior to delivery and payment for all the Firm Securities or the Option Securities, as the case may be, if any of the conditions enumerated in Section 4 are not either fulfilled or waived by the Underwriters on or before any Closing Date.

                           (iii) Anything herein to the contrary
notwithstanding, if this Agreement shall not be carried out within the time specified herein, or any extensions thereof granted by the Underwriters, by reason of any failure on the part of the Company to perform any undertaking or satisfy any condition of this Agreement by it to be performed or satisfied then, in addition to the obligations assumed by the Company pursuant to Section 8(a) hereof, the Underwriter shall provide the Company with, and the Company shall pay, a statement of the Underwriters' accountable expenses.

                      (b) Notification. If you elect to prevent this Agreement from becoming effective or to terminate this Agreement as provided by this
Section 10 or by Section 9, the Company shall be promptly notified by you, by telephone or telegram, confirmed by letter.

                  11. UNDERWRITERS' WARRANTS. On the First Closing Date, the Company shall issue and sell to you, for nominal consideration, and upon the terms and conditions set forth in the form of Underwriters' Warrants filed as an exhibit to the Registration Statement, a Warrant entitling you to purchase 150,000 Shares and/or 225,000 Warrants at an exercise price equal to 165% of the initial public offering price per Share or Warrant, as the case may be, exercisable for a period of four years commencing one year from the Effective Date (the "Underwriters' Warrants"). The Underwriters' Warrants grant to the holders thereof certain "piggyback" registration rights for a period of four years, and demand registration rights for a period of four years, commencing one year from the Effective Date with respect to the registration under the Securities Act of the Securities issuable upon exercise thereof. In the event of conflict in the terms of this Agreement and the Underwriters' Warrants, the terms and conditions of the Underwriters' Warrants shall control.

                  12. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. The respective indemnities, agreements, representations, warranties, covenants and other statements of the Company and the Underwriter set forth in Sections 3, 6, 7 and 8 of this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any other party, and shall survive delivery of and payment for the Securities and the termination of this Agreement. The Company hereby indemnities and holds harmless the Underwriters from and against all Liabilities, joint or several, to which the Underwriters may become subject insofar as such Liabilities arise out of or are based upon the breach or failure of any of the provisions of Sections 3, 6, 7 and 8.

                  13. NOTICES. All communications hereunder shall be in writing and, except as otherwise expressly provided herein, if sent to you, shall be mailed, delivered or telegraphed and confirmed to you at Maidstone Financial, Inc., 101 East 52nd Street, New York, New York 10022, with a copy sent to Jay M. Kaplowitz, Esq., Gersten, Savage, Kaplowitz, Fredericks & Curtin, LLP, 101 East 52nd Street, New York, New York 10022; or if sent to the Company, shall be mailed, delivered, or telegraphed and confirmed to it at Univec, Inc., 999 Franklin Avenue, Garden City, New York 11530, Attention: Joel Schoenfeld, with a copy sent to Jack Becker, Esq., Snow Becker Krauss P.C., 605 Third Avenue, New York, New York 10158-0125.

                  14. PARTIES IN INTEREST. This Agreement is made solely for the benefit of the Underwriters, the Company, and, to the extent expressed, any person controlling the Company or the Underwriters, as the case may be, and the directors of the Company, nominees for directors of the Company (if any) named in the Prospectus, officers of the Company who have signed the Registration Statement, and their respective executors, administrators, successors and assigns; and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser, as such, from an underwriter of the Securities.

                  15. CONSTRUCTION. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws. The parties agree to submit themselves to the jurisdiction of the courts of the State of New York or of the United States of America for the Southern District of New York, which shall be the sole tribunals in which any parties may institute and maintain a legal proceeding against the other party arising from any dispute in this Agreement. In the event either party initiates a legal proceeding in a jurisdiction other than in the courts of the State of New York or of the United States of America for the Southern District of New York, the other party may assert as a complete defense and as a basis for dismissal of such legal proceeding that the legal proceeding was not initiated and maintained in the courts of the State of New York or of the United States of America for the Southern District of New York, in accordance with the provisions of this Section 15.

                  16. ENTIRE AGREEMENT. This Agreement, the Underwriter's Warrants, and the Financial Consulting Agreement contain the entire agreement between the parties hereto in connection with the subject matter hereof and thereof.

                  17. COUNTERPARTS. This Agreement may be executed in two or more counterpart copies, each of which shall be deemed and an original but all of which together shall constitute one and the same instrument.

                  18. DEFAULT BY AN UNDERWRITER.

                      (a) If any Underwriter or Underwriters shall default in its or their obligations to purchase the Stock and Warrants hereunder, and if the number of shares and Warrants with respect to which such default relates does not exceed in the aggregate 10% of the number of shares of Stock and Warrants which all Underwriters have agreed to purchase hereunder, then such Stock and Warrants to which the default relates shall be purchased by the nondefaulting Underwriters in proportion to their respective commitments hereunder.

                      (b) In the event that such default relates to more than 10% of the number of shares of Stock and Warrants, you may in your discretion arrange for yourself or for another party or parties to purchase such Stock and Warrants to which such default relates on the terms contained herein within one
(1) business day after such default relating to more than 10% of the number of shares of Stock and Warrants, the Representative or the Underwriters satisfactory to you do not elect to purchase the Stock and Warrants which the defaulting Underwriter agreed but failed to purchase, then the Company shall be entitled to a further period of one (1) business day within which to procure another party or parties satisfactory to you to purchase said Stock and Warrants on such terms. In the event that neither you nor the Company arrange for the purchase of the Stock and Warrants to which a default relates as provided in this Section 18, this Agreement may be terminated by you or the Company (except as provided in Section 6 and Section 8(a) hereof) or the several Underwriters, but nothing herein shall relieve a defaulting Underwriter of its liability, if any, to the other several Underwriters and to the Company for damages occasioned by its default hereunder.

                      (c) In the event that the Stock and Warrants to which the default relates is to be purchased by the non-defaulting Underwriters, or is to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Date for a reasonable period but not in any event exceeding five (5) business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment to the Registration Statement or the Prospectus which in the opinion of counsel for the Underwriters may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any party substituted under this Section 18 with like effect as if it had originally been a party to this Agreement with respect to such Stock.



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



                  If the foregoing is in accordance with your understanding of our agreement, kindly sign and return this Agreement, whereupon it will become a binding agreement between the Company and the Underwriters in accordance with its terms.

                                               Very truly yours,

                                               UNIVEC, INC.



                                               By:__________________________
                                               Name:
                                               Title:


Accepted as of the date
first above written:
New York, New York

MAIDSTONE FINANCIAL, INC., as Representative of the


By:_____________________
Name:
Title:

                                    EXHIBIT A


Name                                Number of Shares and/or Warrants
----                                --------------------------------

Maidstone Financial, Inc.
HGI Incorporated













                                       34